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              OFFICER'S CERTIFICATE REGARDING SERVICING COMPLIANCE

               FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2


                                August 30, 1996


         Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement") between FIRSTPLUS INVESTMENT CORPORATION, as Depositor, FIRSTPLUS FINANCIAL, INC., as Transferor and Servicer, and First Trust of California, National Association, as Trustee. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

         Pursuant to Section 7.04 of the Pooling and Servicing Agreement, the undersigned officer of the Servicer hereby certifies that:

         (a) the Servicer has fully complied with the provisions contained in Article V (Administration and Servicing of the Mortgage Loans) and Article VII (General Servicing Procedures) of the Pooling and Servicing Agreement;

         (b) a review of the servicing activities and performance of the Servicer under the Pooling and Servicing Agreement has been made; and

         (c) to the best of my knowledge, the Servicer has complied with all of its servicing obligations under the Pooling and Servicing Agreement throughout the quarter ending June 30, 1996.

         IN WITNESS WHEREOF, the Servicer has caused its name to be signed by an officer duly authorized to execute, as of the date first above written, this OFFICER'S CERTIFICATE REGARDING SERVICING COMPLIANCE.


                                        FIRSTPLUS FINANCIAL, INC.,
                                        as Servicer


                                        By:  /s/ Christopher J. Gramlich
                                           -----------------------------------
                                                 Christopher J. Gramlich,
                                                 Senior Vice President
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              OFFICER'S CERTIFICATE REGARDING SERVICING COMPLIANCE

               FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2


                               November 30, 1996


         Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement") between FIRSTPLUS INVESTMENT CORPORATION, as Depositor, FIRSTPLUS FINANCIAL, INC., as Transferor and Servicer, and First Trust of California, National Association, as Trustee. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

         Pursuant to Section 7.04 of the Pooling and Servicing Agreement, the undersigned officer of the Servicer hereby certifies that:

         (d) the Servicer has fully complied with the provisions contained in Article V (Administration and Servicing of the Mortgage Loans) and Article VII (General Servicing Procedures) of the Pooling and Servicing Agreement;

         (e) a review of the servicing activities and performance of the Servicer under the Pooling and Servicing Agreement has been made; and

         (f) to the best of my knowledge, the Servicer has complied with all of its servicing obligations under the Pooling and Servicing Agreement throughout the quarter ending September 30, 1996.

         IN WITNESS WHEREOF, the Servicer has caused its name to be signed by an officer duly authorized to execute, as of the date first above written, this OFFICER'S CERTIFICATE REGARDING SERVICING COMPLIANCE.


                                        FIRSTPLUS FINANCIAL, INC.,
                                        as Servicer


                                        By:   /s/ Christopher J. Gramlich
                                           -----------------------------------
                                                  Christopher J. Gramlich,
                                                  Senior Vice President